EXHIBIT 10.124

NATURALNANO, INC.

NATURALNANO RESEARCH, INC.

8% Senior Secured Promissory Note

Issuance Date:	November 15, 2012
Principal Amount:	$12,500

For value received, Naturalnano, inc., a Nevada corporation, and NATURALNANO RESEARCH, INC., a Delaware corporation (jointly and severally, the “Maker”), hereby promises to pay to the order of Platinum Long Term Growth IV, LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, NY 10019 (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Twelve Thousand Dollars five hundred($12,500), together with interest thereon.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, as requested by the Holder. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on January 31, 2013 (the “Maturity Date”) or at such earlier time as provided herein.

ARTICLE I

PAYMENT

Section 1.1           Interest. Beginning on the date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to eight percent (8%), payable in cash on the Maturity Date. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months, shall compound monthly and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of sixteen percent (16%) and the maximum applicable legal rate per annum.

Section 1.2           Payment of Principal; Prepayment. The Principal Amount hereof shall be paid in full on the earliest of (i) the Maturity Date, or (ii) upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed. The Maker may prepay all or any portion of the principal amount of this Note without premium or penalty.

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Section 1.3           Security Agreement. The obligations of the Maker hereunder are secured by, among other things, (i) a continuing security interest in certain assets of the Maker pursuant to the terms of a Loan and Security Agreement, dated on or about March 7, 2007 (the “Loan and Security Agreement”), by and among the Maker, on the one hand, and the Holder, certain other investors and Platinum Advisors, LLC, as agent (the “Agent”), on the other hand, (ii) the Pledge Agreement (as defined in the Loan and Security Agreement) and (iii) the Patent Security Agreement, dated as of March 6, 2007, by and among the Maker, the Agent and the other parties named therein ((i), (ii) and (iii), collectively, the “Security Agreements”). Maker hereby ratifies and confirms said Security Agreements and acknowledges and agrees that the term “Obligations” under the Security Agreements includes all indebtedness and obligations of the Maker to the Holder under this Note, which obligations shall be secured on a parity basis with all other obligations secured pursuant to the Security Agreements. The Maker hereby ratifies and confirms the Security Agreements. Maker hereby further authorizes the Holder and the Agent to file one or more financing statements, describing the collateral as “All Assets,” with such governmental authorities as the Holder and/or the Agent may deem necessary or advisable.

Section 1.4           Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.5           Use of Proceeds. The Maker shall use the proceeds of this Note only for general working capital and not to redeem or make any payment on account of any securities of the Maker.

Section 1.6           Mandatory Prepayment. Notwithstanding anything to the contrary contained herein, payments on this Note shall be made on a pro rata basis with payments under the $37,000 8% Senior Secured Promissory Note issued as of the date hereof to Longview Special Finance Inc. (the “Other Note”) (based on the principal amount of outstanding hereunder and under the Other Note).

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1           Events of Default. Unless waived in writing by the holders of at least a majority of the principal amount of this Note and the Other Note, the occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)          any default in the payment of (1) the principal amount hereunder when due, or (2) interest on this Note when the same shall become due and payable (whether on the Maturity Date, the date of any mandatory prepayment, by acceleration or otherwise); or

(b)          the Maker shall fail to observe or perform any other covenant or agreement contained in this Note, the Other Note, any existing notes issued to the Holder (the “Existing Notes”) or any of the Security Agreements; or

(c)          a default or “event of default,” or event that, with the passage of time or giving of notice or both, constitutes or would constitute a default or “event of default,” shall have occurred under any of the Security Agreements, the Other Note or the Existing Notes; or

(d)          any material representation or warranty made by the Maker herein or in the Security Agreements or the Existing Notes shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(e)          the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any indebtedness (other than the indebtedness hereunder) the aggregate principal amount of which indebtedness is in excess of $50,000 or (B) default in the observance or performance of any other agreement or condition relating to any indebtedness, that, in the aggregate, exceeds $50,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(f)          the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)          a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2           Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may, at any time, at its option, declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. Upon an Event of Default, the Holder may proceed to exercise all rights and remedies against any and all collateral pledged to the Holder as security for this Note, including all collateral pledged under the Security Agreements. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.

ARTICLE III

MISCELLANEOUS

Section 3.1           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address set forth on the signature page hereto (in the case of the Maker) or above (in the case of the Holder) (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 3.2           Governing Law; Drafting; Representation. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted. It is acknowledged by the Holder and the Maker that Platinum Long Term Growth IV, LLC has retained Burak Anderson & Melloni, PLC to act as its counsel in connection with its investment in and loans to the Maker and that Burak Anderson & Melloni, PLC has not acted as counsel for any party, other than the Platinum Long Term Growth IV, LLC, in connection with such transactions.

Section 3.3           Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4           Binding Effect; Amendments. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.5           Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.6           Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 3.7           Maker Waivers; Dispute Resolution. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)          No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)          THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 3.8           Fees and Expenses. Upon execution of this Note, the Maker shall reimburse the Holder for reasonable and actual legal fees incurred by the Holder in the drafting and negotiation of this Note, together with un-reimbursed legal fees and expenses incurred by the Holder in connection with the Holder’s prior loans to and investments in the Maker (which amount may be withheld by the Holder from amounts to be delivered to the Maker in connection with the issuance of this Note). The Maker will pay on demand all costs of collection and attorneys’ fees paid or incurred by the Holder in enforcing the obligations of the Maker. The Borrower represents and warrants that this Note is the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

NATURALNANO, INC.

By:
Name:	James Wemett
Title:	CEO/president

NATURALNANO RESEARCH, INC.

By:
Name:	James Wemett
Title:	CEO//President

Address of Maker:

11 Schoen Place
Pittsford,NY 14534
Fax:585-267-4861

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